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                                                                  Exhibit 3.11


                             ARTICLES OF INCORPORATION

                                         OF

                        BALL METAL BEVERAGE CONTAINER CORP.


                                      ARTICLE I

                                         Name

     The name of the corporation is Ball Metal Beverage Container Corp. (hereinafter referred to as the "Corporation") which is hereby incorporated under the laws of the State of Colorado.


                                      ARTICLE II

                                       Purpose

     The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business which may be conducted, or for which corporations may be incorporated, under the Colorado Business Corporation Act.


                                     ARTICLE III

                     Initial Principal Office and Street Address

     The street address of the Corporation's initial principal office in the State of Colorado is 9300 West 108th Circle, Westminster, Colorado 80021.

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                                      ARTICLE IV

                               Initial Registered Agent

     The name and the street address, of the Corporation's initial registered agent is CT Corporation System, 1675 Broadway, Denver, Colorado 80202.

     Signature of Registered Agent: By /s/ Marcia J. Sunahara
                                       ---------------------------------------


                                      ARTICLE V

                                    Capital Stock

Section A.     Amount of Capital Stock

     The total number of shares that may be issued by the Corporation is five thousand (5,000) shares of capital stock without nominal or par value.

Section B.     Stock Class and Other Terms

     All such authorized shares shall be issued as common stock. The shares of common stock shall be identical with each other in all respects.

Section C.     Issuance of Stock

     The Board of Directors shall have authority to authorize and direct the issuance by the Corporation of shares of such stock at such times, in such amounts, to such persons or entities, for such consideration, and upon such terms and conditions as it may determine, subject to the restrictions, limitations, conditions and requirements imposed by the provisions of these Articles of Incorporation, by the provisions of the resolutions approving the issuance of shares, or by the provisions of the Colorado Business Corporation Act. In this respect, the Board of Directors of the Corporation may authorize, at its election, the issuance of some or all of the shares of such stock without certificates.

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Section D.     No Preemptive Rights

     The shareholders shall have no preemptive rights to subscribe to or purchase any additional issues of shares of the capital stock of the Corporation nor any shares of the capital stock of the Corporation purchased or acquired by the Corporation and not cancelled but held as treasury stock.


                                      ARTICLE VI

                            Voting Rights of Capital Stock

     Each owner of record (as the record date fixed by the Bylaws or the Board of Directors for any such determination of shareholders) of the shares of the stock shall have one (1) vote for each share of stock standing in his, her or its name on the books of the Corporation with respect to each matter to be voted on, including the election of directors and matters referred to the shareholders, in any meeting of the shareholders.

     No holder of shares of stock shall have any right of cumulative voting.


                                     ARTICLE VII

                                  Board of Directors

Section A.     Number of Directors

     The governing body of the Corporation shall be known as the Board of Directors, and the number of directors comprising the Board of Directors shall be specified in or fixed in accordance with the Bylaws of the Corporation.

Section B.     Qualifications

     Directors need not be shareholders of the Corporation. A majority of the directors at any time shall be citizens of the United States.

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                                     ARTICLE VIII

                        Name and Address of Initial Directors

     The names and business addresses of the initial members of the Board of Directors are:

George A. Sissel                        c/o Ball Corporation
                                        345 South High Street
                                        Muncie, Indiana 47305

R. David Hoover                         c/o Ball Corporation
                                        345 South High Street
                                        Muncie, Indiana 47305

David B. Sheldon                        c/o Ball Corporation
                                        9300 West 108th Circle
                                        Westminster, Colorado 80021


                                      ARTICLE IX

                                  Term of Existence

     The existence of the Corporation shall be perpetual.


                                      ARTICLE X

                  Provisions for Regulations of Business and Conduct
                            of Affairs of the Corporation

Section A.     Indemnification

     In addition to the indemnification provisions of the Colorado Business Corporation Act, indemnification of directors, officers and employees shall be as follows:

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     1.   The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise. as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Colorado or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

     2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any clairn, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph I of this Section A of

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Article X; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the Corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section A of Article X.

     3. As used in this Section A of Articles X the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section A of Article X.

     4. The provisions of this Section A of Articles X shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

Section B.     Meetings

     The meetings of the shareholders and the directors of the Corporation may be held either within or outside the State of Colorado, and at such place as the Bylaws provide.

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Section C.     Books

     The books of the Corporation may be kept (subject to any provision contained in the Colorado Business Corporation Act or other applicable statutes) either within or outside the State of Colorado at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                      ARTICLE XI

                                      Amendment

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the Colorado Business Corporation Act or by the Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                     ARTICLE XII

                           Name and Address of Incorporator

     The name and business address of the incorporator (a natural person at least eighteen years old) signing the Articles of Incorporation is:

Hillary E. Johnson                           c/o Ball Corporation
                                             10 Longs Peak Drive
                                             Broomfield, Colorado 80021

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     IN WITNESS WHEREOF, the undersigned being of the incorporator of the
Corporation executes the Articles of Incorporation and verifies, subject to the penalties of perjury, that the statements contained here in are true.

     Dated this 7th  day of December, 1995.




                                             /s/ Hillary E. Johnson
                                             ---------------------------------
                                             Hillary E. Johnson


This instrument was prepared by Hillary E. Johnson, General Attorney, Ball Corporation, 10 Longs Peak Drive, Broomfield, Colorado 80021; (303) 460-2232.

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